Exhibit 5.1

March 31, 2022

Super League Gaming, Inc.

2912 Colorado Avenue, Suite 203

Santa Monica, California 90404

Ladies and Gentlemen:

You have requested our opinion, as counsel to Super League Gaming, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the proposed offer and sale by the Company of up to $10,100,000 in newly issued shares of its common stock, par value $0.001 (the “Shares”) to be issued pursuant to an “equity line of credit” pursuant to the terms of a Common Stock Purchase Agreement, dated March 25, 2022 (the “Purchase Agreement”), by and between the Company and Tumim Stone Capital, LLC (the “Tumim”). The Shares are being offered and sold pursuant to (i) a currently effective shelf registration statement on Form S-3 (File No. 333-259347) that was originally filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on September 7, 2021 and declared effective by the Commission on November 16, 2021 (as amended, the “Registration Statement”), (ii) the base prospectus contained in the Registration Statement (the “Base Prospectus”), and (iii) the prospectus supplement relating to the offering filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In connection with the preparation of this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have deemed relevant in connection with this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the accuracy, completeness and authenticity of certificates of public officials.

The opinions set forth in this letter are limited to the Delaware General Corporation Law and the law of the State of California, in each case as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof. On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and when issued and sold in the manner described in the Registration Statement, the Prospectus and the Purchase Agreement, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

This opinion is intended solely for use in connection with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus, and may only be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of the federal securities laws. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Disclosure Law Group

Disclosure Law Group, a Professional Corporation